Exhibit 5.1







July 21, 2003





YDI Wireless, Inc.
8000 Lee Highway
Falls Church, Virginia 22042




     We are familiar with the Current Report on Form 8-K (the "Current Report") to be filed by YDI Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the adoption by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") of the following registration statements for all purposes of the Securities Act and the Exchange Act (collectively the "Registration Statements"):

     1.   The Registration Statement on Form S-8 (File No. 333-30450);

     2.   The Registration Statement on Form S-8 (File No. 333-65568);

     3.   The Registration Statement on Form S-8 (File No. 333-73318); and

     4.   The Registration Statement on Form S-8 (File No. 333-104481).

     Pursuant to the Registration Statements and in connection with that certain Agreement and Plan of Merger and Reincorporation by and between the Company and Telaxis Communications Corporation, a Massachusetts corporation ("Telaxis"), dated as of June 23, 2003 (the "Merger Agreement"), shares of common stock of the Company, par value $0.01 per share, (the "Shares"), issuable pursuant to the following plans (collectively the "Plans"), have been registered under the Securities Act:

     1.   Telaxis Communications Corporation 2001 Nonqualified Stock Option
          Plan;

     2.   Telaxis Communications Corporation 1999 Stock Plan;

     3.   Telaxis Communications Corporation 1997 Stock Plan;

     4.   Telaxis Communications Corporation 1996 Stock Plan;

     5.   Telaxis Communications Corporation 1988 Stock Plan;






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YDI Wireless, Inc.
July 21, 2003
Page 2


     6.   Telaxis Communications Corporation 1987 Stock Plan;

     7. Telaxis Communications Corporation Incentive Stock Option Plan of 1986; and

     8.   Young Design, Inc. 2002 Stock Incentive Plan.

     In connection with this opinion, we have examined and relied upon the following:

     (a) Telaxis' Restated Articles of Organization, as amended to date, including the Articles of Amendment filed with the Secretary of The Commonwealth of Massachusetts on July 7, 2003 with an effective date of July 9, 2003 at 6:00 p.m. and the Articles of Amendment filed with the Secretary of The Commonwealth of Massachusetts on July 7, 2003 with an effective date of July 9, 2003 at 6:01 p.m.;

     (b)  Telaxis' Amended and Restated By-laws;

     (c)  the Company's Certificate of Incorporation, as amended to date;

     (d)  the Company's By-laws;

     (e)  the Merger Agreement;

     (f) the Articles of Merger filed pursuant to the Merger Agreement with the Secretary of The Commonwealth of Massachusetts on July 7, 2003 with an effective date of July 9, 2003 at 7:00 p.m.;

     (g) the Certificate of Merger filed pursuant to the Merger Agreement with the Secretary of State of the State of Delaware on July 7, 2003 with an effective date of July 9, 2003 at 7:00 p.m.;

     (h) the Certificate of the Clerk of Telaxis dated July 8, 2003 certifying the votes adopted at the meeting of the board of directors of Telaxis on May 14, 2003, the votes adopted at the annual meeting of stockholders of Telaxis on June 24, 2003, and the capitalization of Telaxis;

     (i) the Certificate of the Secretary of the Company dated July 8, 2003 certifying the resolutions adopted at the meeting of the board of directors of the Company on May 14, 2003, the resolutions adopted by the sole stockholder of the Company by written consent dated June 23, 2003, and the capitalization of the Company; and

     (j)  the Registration Statements.



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YDI Wireless, Inc.
July 21, 2003
Page 3

     In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company, Telaxis, and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     We have made such examination of Massachusetts law, federal law, and the General Corporation Law of the State of Delaware as we have deemed necessary for the purpose of this opinion. We express no opinion herein as to the laws of any jurisdiction other than the United States of America, The Commonwealth of Massachusetts and, as to its General Corporation Law, the State of Delaware.

     We have assumed for purposes of this opinion that the certifications in the foregoing documents were true and correct when delivered and remain true and correct.

     We assume that all Shares to be issued pursuant to the Plans will be issued in accordance with the terms of the Plans and that the purchase price of the Shares will be greater than or equal to the par value per share of the Shares.

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and delivered pursuant to the Plans and against the receipt of the purchase price therefor, will be validly issued, fully paid and nonassessable.

     This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statements are in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion as an exhibit to the Current Report in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.



                                                        Very truly yours,

                                                        FOLEY HOAG LLP



                                                        By:  /s/ WILLIAM R. KOLB
                                                        ------------------------
                                                             a Partner